Exhibit 99.1

   Media Contact: Kekst & Co.                    STILWELL
      Robert Siegfried (212-521-4832)          FINANCIAL INC.
      Michael Herley (212-521-4897)
                                                    920 Main Street, 21st Floor
                                                   Kansas City, Missouri  64105

Investors Contact:                                             NYSE Symbol:  SV
  Landon H. Rowland (816-218-2416)
    Chairman, President and CEO

  Douglas E. Pittman (816-218-2415)        Release No. 2001-08    March 1, 2001
    Manager of Investor Relations


                                 {NEWS RELEASE}
                             STILWELL FINANCIAL INC.
                   REPORTS ASSETS UNDER MANAGEMENT INFORMATION
                             AS OF FEBRUARY 28, 2001
                                    (Page 1)

Kansas City, Missouri

Stilwell Financial Inc. ("Stilwell" or the "Company"; NYSE: SV) today announced that assets under management as of the close of market on February 28, 2001 totaled approximately $232 billion. Average assets under management for the two months ended February 28, 2001 totaled approximately $261 billion. As previously reported, assets under management as of January 31, 2001 were approximately $276 billion. The decrease during the month of February was predominantly due to declines in the various equity markets.

Stilwell is a diversified, global financial services company with operations through its subsidiaries and affiliates in North America, Europe and Asia. The primary entities comprising Stilwell are Janus Capital Corporation, an approximately 81.9% owned subsidiary; Berger LLC, of which Stilwell owns 100% of the preferred limited liability company interests and approximately 86% of the regular limited liability company interests; Nelson Money Managers Plc, an 80% owned subsidiary; and DST Systems, Inc., an equity investment in which Stilwell holds an approximate 33% interest.

                               * * * * * * * * * *


This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Registration Statement on Form 10 dated June 15, 2000 and filed by the Company with the Securities and Exchange Commission (Commission file no. 001-15253). The Company will not update any forward-looking statements in this press release to reflect future events or developments.

                                                     ............. The End